UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)           9 November, 2005

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4534	23-1274455

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania		18195-1501

(Address of Principal Executive Offices)		(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On November 9, 2005, Air Products and Chemicals, Inc. (the “Company”) issued €300,000,000 Eurobonds with a 3.75% coupon and a maturity date of 8 November 2013 (the “Bonds”). Interest accrues from 9 November 2005 and is payable annually in arrears on 8 November of each year beginning 8 November 2006. Payments of interest and principal will be made in Euros. Deutsche Bank AG London Branch serves as fiscal agent and Deutsche Bank Luxembourg S.A. serves as listing agent and Luxembourg paying agent for the Bonds.
     A portion of the Bonds was exchanged for approximately €146,500,000 million of the Company’s outstanding 6.5% Eurobonds due 2007 (the “Exchange Transaction”) and the remainder was offered for cash (the “Cash Transaction”). The net proceeds of the Bonds issued in the Cash Transaction, after the deduction of underwriting commissions but prior to the deduction of other issuance costs, equal €141,078,000, and will be used for general corporate purposes.
     The Bonds are listed on the Luxembourg Stock Exchange; they are not, and will not be, registered under the United States Securities Act of 1933, as amended (the “Securities Act”). The Bonds have been offered outside the United States and may not be offered, sold or delivered within the United States or to or for the account or benefit of U.S. persons except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act.
     The Bonds constitute direct general obligations of the Company ranking pari passu among themselves with all other present and future unsecured obligations of the Company (expect for obligations that may be preferred by provisions of the law that are both mandatory and of general application). The Bonds are subject to redemption in whole either (i) at 100% of principal, at the Company’s option at any time, in the event of certain changes affecting taxation in the United States of America or (ii) at a premium, at the Company’s option at any time.
     All terms and conditions of the Bonds as well as a description of the Cash Transaction are set forth in a prospectus dated 7 November 2005 and all terms and conditions of the Exchange Transaction are set forth in an exchange offer memorandum dated 20 October 2005 (collectively, the “Offering Circulars”). The Offering Circulars set forth, among other things, customary events of default, including failure to pay interest or principal, acceleration of the public indebtedness (i.e., any bonds, notes or commercial paper listed on any stock exchange or traded in the conventional public markets in the United States) of the Company or under a Company guarantee of public indebtedness if such indebtedness exceeds two percent (2%) of Company’s shareholders’ equity set forth in its most recent Annual Report on Form 10-K; certain failures to perform other obligations regarding the Notes or under the fiscal agency agreement; and certain cases of bankruptcy, insolvency or similar proceedings. In general, if an event of default occurs and is continuing, a Bond may be declared due and payable by its holder.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.

(Registrant)

Dated: 9 November 2005	By:	/s/ Paul E. Huck

Paul E. Huck Vice President and Chief Financial Officer

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